EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FNBH Bancorp, Inc.
Howell, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-46244) of FNBH Bancorp, Inc. of our reports dated February 22, 2006, relating to the consolidated financial statements, and the effectiveness of FNBH Bancorp, Inc.’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Grand Rapids, Michigan
March 6, 2006

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